FIRST POTOMAC REALTY TRUST

SUPPLEMENTAL FINANCIAL INFORMATION

FPO LISTED NYSE

FIRST QUARTER 2016

Company Information

First Potomac Realty Trust is a leader in the ownership, management, development and redevelopment of office and business park properties in the greater Washington, D.C. region. Our focus is owning and operating properties that can benefit from our market knowledge and intensive operational skills with a focus on increasing their profitability and value.

Corporate Headquarters	7600 Wisconsin Avenue
11th Floor
Bethesda, MD 20814

New York Stock Exchange

Website	www.first-potomac.com

Investor Relations	Jaime N. Marcus
Director, Investor Relations
(240) 223-2735
jmarcus@first-potomac.com

The forward-looking statements contained in this supplemental financial information, including statements in our earnings release regarding our 2016 Core FFO guidance and related assumptions, execution of our strategic plan, potential dispositions and the timing and pricing of such dispositions, future acquisitions and growth opportunities, and the redemption of our preferred shares, are subject to various risks and uncertainties. Although we believe the expectations reflected in any forward-looking statements contained herein are based on reasonable assumptions, there can be no assurance that our expectations will be achieved. Certain factors that could cause actual results to differ materially from our expectations include changes in general or regional economic conditions; our ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs; our ability to complete acquisitions and dispositions on acceptable terms, or at all; our ability to manage our current debt levels and repay or refinance our indebtedness upon maturity or other required payment dates; our ability to maintain financial covenant compliance under our debt agreements; our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures; any impact of the informal inquiry initiated by the U.S. Securities and Exchange Commission (the “SEC”); our ability to obtain debt and/or financing on attractive terms, or at all; changes in the assumptions underlying our earnings and Core FFO guidance and other risks detailed in our Annual Report on Form 10-K and described from time to time in our filings with the SEC. Many of these factors are beyond our ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events. We do not intend to, and expressly disclaim any duty to, update or revise the forward-looking statements in this discussion to reflect changes in underlying assumptions or factors, new information, future events or otherwise, after the date hereof, except as may be required by law. In light of these risks and uncertainties, you should not rely upon these forward-looking statements after the date of this report and should keep in mind that any forward-looking statement made in this discussion, or elsewhere, might not occur.

Note that certain figures are rounded to the nearest thousands or to a tenth of a percent throughout the document, which may impact footing and/or crossfooting of totals and subtotals.

Earnings Release

Company Contact:	First Potomac Realty Trust
Jaime N. Marcus	7600 Wisconsin Avenue
Director, Investor Relations	11th Floor
(301) 986-9200	Bethesda, MD 20814
jmarcus@first-potomac.com	www.first-potomac.com

FIRST POTOMAC REALTY TRUST REPORTS
FIRST QUARTER 2016 RESULTS

Successfully Executing on Strategic Plan to Improve Performance and Enhance Shareholder Value

Completed Sale of NOVA Non-Core Portfolio

Redeemed 5.8 Million 7.750% Series A Preferred Shares

BETHESDA, MD. (April 28, 2016) - First Potomac Realty Trust (NYSE: FPO), a leader in the ownership, management, development and redevelopment of office and business park properties in the greater Washington, D.C. region, reported results for the three months ended March 31, 2016.

First Quarter 2016 and Subsequent Highlights

•	Reported Core Funds From Operations of $14.8 million, or $0.24 per diluted share.

•	Increased same property net operating income by 7.9% on an accrual basis and 10.2% on a cash basis compared with the same period in 2015.

•	Increased occupied percentage to 92.3% from 88.0% at March 31, 2015.

•	Increased leased percentage to 94.1% from 91.8% at March 31, 2015.

•	Sold our NOVA Non-Core Portfolio, which was comprised of eight properties totaling 946,000 square feet.

•
Consistent with our previously announced Strategic Plan, redeemed 2.2 million shares of our 7.750% Series A Cumulative Redeemable Perpetual Preferred Shares (the "7.750% Series A Preferred Shares") on January 19, 2016 and an additional 3.6 million shares on April 27, 2016.

“During the first quarter, we continued to make progress on our Strategic Plan to improve performance and enhance shareholder value," stated Bob Milkovich, Chief Executive Officer of First Potomac Realty Trust. "We improved both our leased and occupied percentages, delivered very strong same-property NOI growth, continued to execute on the sale of non-core assets, and utilized the proceeds from asset sales to redeem 5.8 million of our 7.750% Series A Preferred Shares. We remain confident in our strategic plan to de-risk and de-lever First Potomac, and will continue to position ourselves to benefit from an improving Washington, D.C. office market over the longer term.”

First Quarter Results

Core Funds From Operations ("Core FFO") increased for the three months ended March 31, 2016 to $14.8 million, or $0.24 per diluted share, from $14.4 million, or $0.24 per

Earnings Release - Continued

diluted share, for the same period in 2015. The increase was primarily due to increases in Same Property Net Operating Income (“Same Property NOI”), as a result of higher occupancy in our portfolio, as well as decreases in general and administrative expenses and lower accrued dividends on our preferred shares. The increase in Core FFO was partially offset by decreases in net operating income related to property dispositions and a reduction in interest income due to the repayment of the $29.7 mezzanine loan on America's Square in the first quarter of 2015. In addition, at the beginning of 2016, we ceased capitalizing expenses related to Storey Park, including interest and real estate taxes, as the property is currently being marketed for sale.

Funds From Operations (“FFO”) available to common shareholders decreased to $12.8 million, or $0.21 per diluted share, for the three months ended March 31, 2016, from $15.1 million, or $0.25 per diluted share, for the same period in 2015. FFO for the three months ended March 31, 2015 included a $2.4 million yield maintenance payment we received with the prepayment of the $29.7 million mezzanine loan on America's Square. In addition, FFO for the three months ended March 31, 2016 included the write-off of $1.9 million of original issuance costs associated with the redemption of the 2.2 million shares of our 7.750% Series A Preferred Shares that were redeemed in the first quarter of 2016. The original issuance costs are deducted from net income to arrive at net loss available to common shareholders on our consolidated statements of operations.

A reconciliation between Core FFO and FFO available to common shareholders for the three months ended March 31, 2016 and 2015 is presented below (in thousands, except per share amounts):

	Three Months Ended March 31,
	2016		2015
	Amount	Per diluted share	Amount	Per diluted share
Core FFO	$14,755	$0.24	$14,425	$0.24
Issuance costs of redeemed preferred shares(1)	(1,904)	(0.03)	—	—
Yield maintenance payment(2)	—	—	2,426	0.04
Personnel separation costs	—	—	(405)	(0.01)
Loss on debt extinguishment	(48)	—	(489)	(0.01)
Deferred abatement and straight-line amortization(3)	—	—	(854)	(0.01)
FFO available to common shareholders	$12,803	$0.21	$15,103	$0.25

Net (loss) income	$(101)		$492
Net loss attributable to common shareholders per diluted common share(4)	$(0.07)		$(0.04)

(1)
Represents the original issuance costs associated with the 2.2 million 7.750% Series A Preferred Shares that were redeemed during the first quarter of 2016, which were deducted from net income to arrive at net loss available to common shareholders.

(2)
On February 24, 2015, the owners of America’s Square, a 461,000 square foot office complex located in Washington, D.C., prepaid a mezzanine loan that had an outstanding balance of $29.7 million, which was scheduled to mature on May 1, 2016. We received a yield maintenance payment of $2.4 million associated with the prepayment of the loan.

(3)	As a result of the sale of the Richmond Portfolio in March 2015, we accelerated the amortization of straight-line rents and deferred rent abatements related to those properties.

(4)
Reflects amounts attributable to noncontrolling interests and the impact of dividends on our 7.750% Series A Preferred Shares and issuance costs of redeemed 7.750% Series A Preferred Shares to arrive at net loss attributable to common shares.

Earnings Release - Continued

A reconciliation of net (loss) income to FFO available to common shareholders and Core FFO, as well as definitions and statements of purpose, are also included below in the financial tables accompanying this press release and under “Non-GAAP Financial Measures,” respectively.

Operating Performance

At March 31, 2016, our consolidated portfolio consisted of 73 buildings totaling 6.5 million square feet. Our consolidated portfolio was 94.1% leased and 92.3% occupied at March 31, 2016, compared with 92.1% leased and 90.3% occupied at December 31, 2015, and 91.8% leased and 88.0% occupied at March 31, 2015. Year-over-year, we achieved a 230 basis-point increase in our leased percentage and a 430 basis-point increase in our occupied percentage across our consolidated portfolio. The increase in occupancy during the first quarter of 2016 compared with the same period in 2015 is primarily a result of improvements in our same property portfolio, specifically at Atlantic Corporate Park, 1211 Connecticut Avenue, NW, 440 First Street, NW, Gateway 270 West, Hillside I and II and Crossways Commerce Center.

During the first quarter of 2016, we executed 166,000 square feet of leases, which consisted of 45,000 square feet of new leases and 121,000 square feet of renewal leases. The 121,000 square feet of renewal leases in the quarter, which included a 76,000 square foot renewal at Ammendale Business Park in Maryland, reflected a tenant retention rate of 71%, and we experienced negative net absorption of 7,000 square feet in the first quarter of 2016.

Same Property NOI increased 7.9% on an accrual basis for the three months ended March 31, 2016 compared with the same period in 2015. Same Property NOI increased across all four regions. More specifically, it increased 11.3% in Maryland, 9.4% in Southern Virginia, 6.8% in Northern Virginia and 4.1% in Washington, D.C. for the three months ended March 31, 2016 compared with the same period in 2015. These increases in Same Property NOI were primarily due to increases in occupancy at the following properties: 1211 Connecticut Avenue, NW and 440 First Street, NW, which are both located in Washington D.C.; Hillside I and II and Gateway 270 West, which are both located in Maryland; Atlantic Corporate Park, located in Northern Virginia; and Crossways Commerce Center, located in Southern Virginia.

A reconciliation of net (loss) income from our consolidated statements of operations to Same Property NOI and a definition and statement of purpose are included below in the financial tables accompanying this press release and under “Non-GAAP Financial Measures,” respectively.

A list of our properties, as well as additional information regarding our results of operations, and our definition of “strategic hold,” “reposition” and “non-core” as they relate to our portfolio, can be found in our First Quarter 2016 Supplemental Financial Information Report, which is posted on our website, www.first-potomac.com.

Dispositions

Consistent with our previously announced Strategic Plan to dispose of approximately $350 million of assets, we sold the NOVA Non-Core Portfolio for net proceeds of $90.5 million on March 25, 2016. We recorded an impairment charge of $26.9 million related to the sale of the NOVA Non-Core Portfolio based on the anticipated net proceeds in the fourth quarter of

Earnings Release - Continued

2015, and we recorded an additional loss on the sale of $1.2 million in the first quarter of 2016. We used proceeds from the sale of the NOVA Non-Core Portfolio to redeem 3.6 million shares of our 7.750% Series A Preferred Shares on April 27, 2016.

In February 2016, we entered into a contract to sell Storey Park, a development site, located in the NoMa submarket of Washington, D.C. At this time, the property is no longer under contract, though we are continuing to pursue various dispositions strategies, including working with the previous prospective buyer. However we can provide no assurances regarding the timing or pricing of the sale, or that such sale will ultimately occur.

Aggregate net proceeds from dispositions identified as part of our Strategic Plan now total $151.4 million. This reflects the sale of the Northern Virginia Non-Core portfolio, as well as Cedar Hill I and III and Newington Business Park Center, which were sold in the fourth quarter of 2015.

7.750% Series A Preferred Shares Redemption

As previously disclosed, in December 2015, our Board of Trustees authorized the redemption of some or all of our outstanding 6.4 million 7.750% Series A Preferred Shares. On January 19, 2016 and April 27, 2016, we used proceeds from dispositions to redeem 2.2 million shares and 3.6 million shares, respectively, of our 7.750% Series A Preferred Shares at a redemption price of $25.00 per share, plus accrued dividends up to the applicable date of redemption.

Since January 2016, we have redeemed 5.8 million shares of our previously outstanding 6.4 million 7.750% Series A Preferred Shares. The remaining 0.6 million 7.750% Series A Preferred Shares have a face value of $15.0 million and are redeemable at any time with 30 days' prior written notice.

Balance Sheet

We had $719.3 million of gross debt outstanding at March 31, 2016, of which $247.7 million was fixed-rate debt, $300.0 million was hedged variable-rate debt and $171.6 million was unhedged variable-rate debt. The weighted average interest rate of our debt was 3.6% at March 31, 2016.

In the first quarter of 2016, we adopted Accounting Standards Update No. 2015-03, Simplifying the Presentation of Debt Issuance Costs ("ASU 2015-03"), which requires debt issuance costs to be presented in the balance sheet as a direct deduction from the carrying value of the respective debt liability and which is applied on a retrospective basis. Our gross debt balances exclude a total of $7.6 million and $8.0 million of unamortized deferred financing costs at March 31, 2016 and December 31, 2015, respectively.

Dividends

On April 26, 2016, we declared a dividend of $0.10 per common share, equating to an annualized dividend of $0.40 per common share. The dividend will be paid on May 16, 2016 to common shareholders of record as of May 9, 2016. We also declared a dividend of $0.484375 per share on our 7.750% Series A Preferred Shares. The dividend will be paid on May 16, 2016 to preferred shareholders of record as of May 9, 2016.

Earnings Release - Continued

Core FFO Guidance

We are raising the low end of our full-year 2016 Core FFO guidance from $0.98 to $0.99, bringing the updated range to $0.99 to $1.04 per diluted share. The following is a summary of the assumptions that we used in arriving at our guidance (unaudited, amounts in thousands except percentages and per share amounts):

	Expected Ranges
Portfolio NOI	$97,000	-	$100,000
Interest and Other Income(1)	$3,750	-	$4,250
FFO from Unconsolidated Joint Ventures	$5,250	-	$5,750
Interest Expense	$26,000	-	$28,000
G&A	$17,000	-	$18,000
Preferred Dividends(2)	$3,000	-	$3,600
Weighted Average Shares and OP Units(3)	60,200	-	60,500
Year-End Occupancy	91.0%	-	93.0%
Same Property NOI Growth - Accrual Basis	+1.5%	-	+3.0%

(1)	Assumes the $34 million 950 F Street, NW mezzanine loan, which is freely pre-payable with 30 days prior written notice, is not repaid during 2016.

(2)
We anticipate using proceeds from dispositions to redeem the $15 million of preferred shares that remain outstanding. However, we can provide no assurances regarding the timing of any potential preferred share redemptions, or that such redemptions will occur at all.

(3)
Assumes no additional share repurchases under the share repurchase program. However the program that was approved in July 2015 allows for up to five million common share repurchases through July 2016, of which 924,198 common shares have been repurchased to date.

Our guidance is also based on a number of other assumptions, many of which are outside our control and all of which are subject to change. We may change our guidance as actual and anticipated results vary from these assumptions.

Guidance Range for 2016	Low Range	High Range
Net loss attributable to common shareholders per diluted share	$(0.10)	$(0.08)
Real estate depreciation(1)	1.07	1.10
Net loss attributable to noncontrolling interests and items excluded from Core FFO per diluted share(2)	0.02	0.02
Core FFO per diluted share	$0.99	$1.04

(1)	Includes our pro-rata share of depreciation from our unconsolidated joint ventures and depreciation related to disposed properties.

(2)
Items excluded from Core FFO consist of personnel separation costs, the gains or losses associated with disposed properties, property impairment, loss on debt extinguishment, original issuance costs on redeemed preferred shares, and other non-recurring items.

Investor Conference Call and Webcast

We will host a conference call on April 29, 2016 at 9:00 AM ET to discuss first quarter 2016 results. The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international participants. A replay of the call will be available from 12:00 PM ET on April 29, 2016, until midnight ET on May 6, 2016. The replay can be accessed by dialing

Earnings Release - Continued

(877) 870-5176 or (858) 384-5517 for international callers, and entering pin number 13634242.

A live broadcast of the conference call will also be available online at the Company’s website, www.first-potomac.com, on April 29, 2016 beginning at 9:00 AM ET. An online replay will follow shortly after the call and will continue for 90 days.

About First Potomac Realty Trust

First Potomac Realty Trust is a self-administered, self-managed real estate investment trust that focuses on owning, operating, developing and redeveloping office and business park properties in the greater Washington, D.C. region. FPO common shares (NYSE: FPO) and preferred shares (NYSE: FPO-PA) are publicly traded on the New York Stock Exchange. As of March 31, 2016, our consolidated portfolio totaled 6.5 million square feet. Based on annualized cash basis rent, our portfolio consists of 64% office properties and 36% business park and industrial properties. A key element of First Potomac's overarching strategy is its dedication to sustainability. Over one million square feet of First Potomac property is LEED Certified and over half of the portfolio's multi-story office square footage is LEED or Energy Star Certified.

Non-GAAP Financial Measures

Funds from Operations - Funds from operations (“FFO”), which is a non-GAAP measure used by many investors and analysts that follow the public real estate industry, represents net income (computed in accordance with U.S. generally accepted accounting principles (“GAAP”)), excluding gains (losses) on sales of rental property and impairments of rental property, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. We also exclude from our FFO calculation, the impact related to third parties from our consolidated joint venture. FFO available to common shareholders is calculated as FFO less accumulated dividends on our preferred shares for the applicable periods presented.

We consider FFO and FFO available to common shareholders useful measures of performance for an equity real estate investment trust (“REIT”) as they facilitate an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assume that the value of rental property diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, we believe that FFO provides a meaningful indication of our performance. We also consider FFO an appropriate supplemental performance measure given its wide use by investors and analysts. We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may differ from the methodology for calculating FFO, or similarly titled measures, utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO does not represent amounts available for our discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. Our methodology for computing FFO adds back noncontrolling interests in the income from our Operating Partnership in determining FFO. We believe this is appropriate as common Operating Partnership units are presented on an as-converted, one-for-one basis for shares of stock in determining FFO per diluted share.

Earnings Release - Continued

Our presentation of FFO in accordance with NAREIT’s definition should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity.

Core FFO - We believe that the computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the results provided by our operating portfolio and affect the comparability of our period-over-period performance. These items include, but are not limited to, gains and losses on the retirement of debt, legal costs associated with the informal U.S. Securities and Exchange Commission’s (“SEC”) inquiry, personnel separation costs, contingent consideration charges, acceleration of deferred abatement and straight-line amortization, gains on the receipt of yield maintenance payments from the prepayment of a note receivable and acquisition costs. Core FFO is presented less accumulated dividends on our preferred shares for all the periods presented.

Our presentation of Core FFO should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity. Our FFO and Core FFO calculations are reconciled to net income (loss) in our Consolidated Statements of Operations included in this release.

Same Property NOI - Same Property Net Operating Income (“Same Property NOI”), defined as property revenues (rental and tenant reimbursements and other revenues) less property operating expenses (real estate taxes, property operating and insurance expenses) from the consolidated properties owned by us and in-service for the entirety of the periods presented, is a primary performance measure we use to assess the results of operations at our properties. Same Property NOI is a non-GAAP measure. As an indication of our operating performance, Same Property NOI should not be considered an alternative to net income calculated in accordance with GAAP. A reconciliation of our Same Property NOI to net (loss) income is presented below. The Same Property NOI results exclude the collection of termination fees, as these items vary significantly period-over-period, thus impacting trends and comparability. Also, Same Property NOI includes a normalized management fee percentage in lieu of an administrative overhead allocation for comparative purposes. We eliminate depreciation and amortization expense, which are property level expenses, in computing Same Property NOI as these are non-cash expenses that are based on historical cost accounting assumptions and management believes these expenses do not offer the investor significant insight into the operations of the property. This presentation allows management and investors to determine whether growth or declines in net operating income are a result of increases or decreases in property operations or the acquisition or disposition of additional properties. While this presentation provides useful information to management and investors, the results below should be read in conjunction with the results from the consolidated statements of operations to provide a complete depiction of our total performance.

Forward Looking Statements

The forward-looking statements contained in this press release, including statements regarding our 2016 Core FFO guidance and related assumptions, the execution of our strategic plan, potential dispositions and the timing and pricing of such dispositions, future acquisition and growth opportunities and the redemption of our preferred shares, are subject

Earnings Release - Continued

to various risks and uncertainties. Although we believe the expectations reflected in any forward-looking statements contained herein are based on reasonable assumptions, there can be no assurance that our expectations will be achieved. Certain factors that could cause actual results to differ materially from our expectations include changes in general or regional economic conditions; our ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs; our ability to complete acquisitions and dispositions on acceptable terms, or at all; our ability to manage our current debt levels and repay or refinance our indebtedness upon maturity or other required payment dates; our ability to maintain financial covenant compliance under our debt agreements; our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures; any impact of the informal inquiry initiated by the SEC; our ability to obtain debt and/or financing on attractive terms, or at all; changes in the assumptions underlying our earnings and Core FFO guidance and other risks detailed in our Annual Report on Form 10-K and described from time to time in our filings with the SEC. Many of these factors are beyond our ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events. We do not intend to, and expressly disclaim any duty to, update or revise the forward-looking statements in this discussion to reflect changes in underlying assumptions or factors, new information, future events or otherwise, after the date hereof, except as may be required by law. In light of these risks and uncertainties, you should not rely upon these forward-looking statements after the date of this report and should keep in mind that any forward-looking statement made in this discussion, or elsewhere, might not occur.

Earnings Release - Continued

Consolidated Statements of Operations
(unaudited, amounts in thousands, except per share amounts)

	Three Months Ended March 31,
	2016	2015
Revenues:
Rental	$33,844	$34,379
Tenant reimbursements and other	8,853	9,470
Total revenues	42,697	43,849
Operating expenses:
Property operating	11,537	13,113
Real estate taxes and insurance	5,216	5,042
General and administrative	4,578	5,526
Depreciation and amortization	15,006	16,335
Total operating expenses	36,337	40,016
Operating income	6,360	3,833
Other expenses (income):
Interest expense	6,816	6,908
Interest and other income	(1,003)	(3,828)
Equity in earnings of affiliates	(555)	(346)
Loss on sale of rental property	1,155	—
Loss on debt extinguishment	48	—
Total other expenses (income)	6,461	2,734
(Loss) income from continuing operations	(101)	1,099
Discontinued operations:
Loss from operations	—	(975)
Loss on debt extinguishment	—	(489)
Gain on sale of rental property	—	857
Loss from discontinued operations	—	(607)
Net (loss) income	(101)	492
Less: Net loss attributable to noncontrolling interests	147	112
Net income attributable to First Potomac Realty Trust	46	604
Less: Dividends on preferred shares	(2,248)	(3,100)
Less: Issuance costs of redeemed preferred shares	(1,904)	—
Net loss attributable to common shareholders	$(4,106)	$(2,496)

Basic and diluted earnings per common share:
Loss from continuing operations available to common shareholders	$(0.07)	$(0.03)
Loss from discontinued operations available to common shareholders	—	(0.01)
Net loss available to common shareholders	$(0.07)	$(0.04)
Weighted average common shares outstanding:
Basic and diluted	57,542	58,225

Earnings Release - Continued

Reconciliation of Net (Loss) Income to FFO and Core FFO
(unaudited, amounts in thousands, except per share amounts)

	Three Months Ended March 31,
	2016	2015
Net (loss) income	$(101)	$492
Net loss attributable to noncontrolling interests	147	112
Net income attributable to First Potomac Realty Trust	46	604
Depreciation and amortization:
Rental property	15,006	16,335
Discontinued operations	—	1,222
Unconsolidated joint ventures	881	1,011
Loss (gain) on sale of rental property	1,155	(857)
Net loss attributable to noncontrolling interests in the Operating Partnership	(133)	(112)
Funds from operations ("FFO")	16,955	18,203
Dividends on preferred shares	(2,248)	(3,100)
Issuance costs of redeemed preferred shares	(1,904)	—
FFO available to common shareholders	12,803	15,103
Issuance costs of redeemed preferred shares	1,904	—
Yield maintenance payment	—	(2,426)
Personnel separation costs	—	405
Loss on debt extinguishment	48	489
Deferred abatement and straight-line amortization	—	854
Core FFO	$14,755	$14,425

FFO available to common shareholders per share – basic and diluted	$0.21	$0.25
Core FFO per share – diluted	$0.24	$0.24
Weighted average common shares and units outstanding:
Basic	60,149	60,856
Diluted	60,234	60,986

Earnings Release - Continued

Consolidated Balance Sheets
(amounts in thousands, except per share amounts)

	March 31, 2016	December 31, 2015
	(unaudited)
Assets:
Rental property, net	$1,140,638	$1,130,266
Assets held-for-sale	—	90,674
Cash and cash equivalents	15,149	13,527
Escrows and reserves	1,893	2,514
Accounts and other receivables, net of allowance for doubtful accounts of $830 and $876, respectively	8,269	9,868
Accrued straight-line rents, net of allowance for doubtful accounts of $128 and $105, respectively	38,443	36,888
Notes receivable	34,000	34,000
Investment in affiliates	48,353	48,223
Deferred costs, net	36,149	36,537
Prepaid expenses and other assets	6,420	6,950
Intangibles assets, net	30,629	32,959
Total assets	$1,359,943	$1,442,406
Liabilities:
Mortgage loans, net	$314,404	$307,769
Unsecured term loan, net	299,318	299,404
Unsecured revolving credit facility, net	97,946	116,865
Liabilities held-for-sale	—	1,513
Accounts payable and other liabilities	45,925	47,972
Accrued interest	1,644	1,603
Rents received in advance	6,612	6,003
Tenant security deposits	4,982	4,982
Deferred market rent, net	2,064	2,154
Total liabilities	772,895	788,265
Noncontrolling interests in the Operating Partnership	26,607	28,813
Equity:
Preferred Shares, $0.001 par value, 50,000 shares authorized:
7.750% Series A Preferred Shares, $25 liquidation price, $0.001 par value, 4,200 and 6,400 shares issued and outstanding, respectively	105,000	160,000
Common shares, $0.001 par value, 150,000 shares authorized; 58,093 and 57,718 shares issued and outstanding, respectively	58	58
Additional paid-in capital	910,977	907,220
Noncontrolling interests in consolidated partnerships	786	800
Accumulated other comprehensive loss	(3,186)	(2,360)
Dividends in excess of accumulated earnings	(453,194)	(440,390)
Total equity	560,441	625,328
Total liabilities, noncontrolling interests and equity	$1,359,943	$1,442,406

Earnings Release - Continued

Same Property Analysis
(unaudited, dollars in thousands)

Same Property NOI(1)	Three Months Ended March 31,
	2016	2015
Total base rent	$31,151	$29,711
Tenant reimbursements and other	7,996	7,846
Property operating expenses(2)	(10,191)	(10,660)
Real estate taxes and insurance	(4,708)	(4,433)
Same Property NOI - accrual basis	24,248	22,464

Straight-line revenue, net	180	(271)
Deferred market rental revenue, net	79	44
Same Property NOI - cash basis	$24,507	$22,237

Same property occupancy at March 31,	92.3%	88.7%
Change in same-property NOI - accrual basis	7.9%
Change in same-property NOI - cash basis	10.2%

Same-property percentage of total portfolio (sf)	100.0%

Reconciliation of Net (Loss) Income to Same-Property NOI	Three Months Ended March 31,
	2016	2015
Net (loss) income	$(101)	$492
Loss from discontinued operations	—	607
Total other expenses(3)	6,461	2,734
General and administrative expense	4,578	5,526
Depreciation and amortization expense	15,006	16,335
Less: Non-same property NOI(4)	(1,696)	(3,230)
Same Property NOI - accrual basis	$24,248	$22,464

Change in Same Property NOI (accrual basis)
By Region	Three Months Ended March 31, 2016	Percentage of Base Rent
Washington, D.C.	4.1%	29%
Maryland	11.3%	28%
Northern Virginia	6.8%	23%
Southern Virginia	9.4%	20%

By Type
Business Park / Industrial	5.5%	33%
Office	9.5%	67%

(1)
Same property comparisons are based upon those consolidated properties owned and in-service for the entirety of the periods presented. Same property results for the three months ended March 31, 2016 and 2015 exclude the operating results of all disposed properties and the following non-same property that was owned as of March 31, 2016: Storey Park.

(2)	Same property operating expenses have been adjusted to reflect a normalized management fee in lieu of an administrative overhead allocation for comparative purposes.

(3)
Includes interest expense, interest and other income, equity in earnings of affiliates, loss on sale of rental property and loss on debt extinguishment, which are collectively shown under other expenses (income) on our consolidated statements of operations.

(4)
Includes property results for: Storey Park and all properties that were disposed of prior to March 31, 2016 and whose operations remained classified within continuing operations for the periods we owned the property. Also, includes an administrative overhead allocation, which was replaced by a normalized management fee for comparative purposes, and termination fee income.

Highlights (unaudited, dollars in thousands, except per share data)

Performance Metrics	Q1-2016	Q4-2015	Q3-2015	Q2-2015	Q1-2015
FFO available to common shareholders(1)	$12,803	$9,225	$15,277	$15,227	$15,103
Core FFO(1)	$14,755	$17,106	$15,277	$15,227	$14,425
FFO available to common shareholders per diluted share	$0.21	$0.15	$0.25	$0.25	$0.25
Core FFO per diluted share	$0.24	$0.28	$0.25	$0.25	$0.24

Operating Metrics
Change in Same Property NOI
Accrual Basis	7.9%	6.1%	3.1%	5.2%	3.0%
Cash Basis	10.2%	8.3%	5.2%	7.0%	3.9%

Assets
Total Assets(2)	$1,359,943	$1,442,406	$1,519,607	$1,532,197	$1,528,812

Debt Balances(2)
Unhedged Variable-Rate Debt	$171,635	$183,392	$218,393	$206,216	$197,216
Hedged Variable-Rate Debt(3)	300,000	300,000	300,000	300,000	300,000
Fixed-Rate Debt(4)	247,656	248,824	249,824	248,366	249,650
Total	$719,291	$732,216	$768,217	$754,582	$746,866

Preferred Shares
7.750% Series A preferred shares, $25 liquidation price	$105,000	$160,000	$160,000	$160,000	$160,000

Leasing Metrics
Net Absorption (Square Feet)(5)	(7,128)	77,661	32,133	(71,390)	(5,410)
Tenant Retention Rate	71%	79%	54%	49%	59%
Leased %	94.1%	92.1%	91.0%	91.0%	91.8%
Occupancy %	92.3%	90.3%	89.9%	89.1%	88.0%
Total Portfolio Size (Square Feet)	6,543,784	7,409,092	7,842,393	7,957,016	7,961,288
Total New Leases (Square Feet)	45,000	104,000	71,000	92,000	128,000
Total Renewal Leases (Square Feet)	121,000	186,000	61,000	105,000	200,000

(1)	See Quarterly Financial Measures for a reconciliation of our net (loss) income attributable to common shareholders to FFO available to common shareholders and Core FFO.

(2)
In the first quarter of 2016, we adopted ASU 2015-03, which requires debt issuance costs to be presented in the balance sheet as a direct deduction from the carrying value of the respective debt liability and is applied on a retrospective basis. The debt balances for all periods presented exclude unamortized deferred financing costs, and total assets for all periods presented have been adjusted to exclude these deferred costs.

(3)	As of March 31, 2016, we had fixed LIBOR at a weighted averaged interest rate of 1.5% on $300.0 million of our variable rate debt through eleven interest rate swap agreements.

(4)	For the three months ended December 31, 2015, we included fixed-rate debt that encumbered Gateway Centre Manassas, which, along with the remaining NOVA Non-Core Portfolio, was sold on March 25, 2016.

(5)	Net absorption includes adjustments made for pre-leasing, deals signed in advance of existing lease expirations and unforeseen terminations.

Quarterly Financial Results (unaudited, dollars in thousands)

	Three Months Ended
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
OPERATING REVENUES
Rental	$33,844	$34,955	$34,828	$34,844	$34,379
Tenant reimbursements and other	8,853	8,149	8,026	8,195	9,470
	42,697	43,104	42,854	43,039	43,849
PROPERTY EXPENSES
Property operating	11,537	9,417	10,901	10,661	13,113
Real estate taxes and insurance	5,216	5,077	4,815	4,811	5,042
NET OPERATING INCOME	25,944	28,610	27,138	27,567	25,694
OTHER (EXPENSES) INCOME
General and administrative	(4,578)	(10,340)	(4,605)	(4,979)	(5,526)
Interest and other income	1,003	998	995	974	3,828
Equity in earnings of affiliates	555	590	432	456	346
EBITDA	22,924	19,858	23,960	24,018	24,342
Depreciation and amortization	(15,006)	(16,715)	(16,758)	(16,817)	(16,335)
Interest expense	(6,816)	(6,576)	(6,589)	(6,725)	(6,908)
Loss on debt extinguishment / modification	(48)	(1,824)	—	—	—
Impairment of rental property(1)	—	(60,826)	—	—	—
(Loss) gain on sale of rental property(2)	(1,155)	26,093	3,384	—	—
(Loss) income from continuing operations	(101)	(39,990)	3,997	476	1,099
Discontinued Operations(3)
Loss from operations	—	—	—	—	(975)
Loss on debt extinguishment	—	—	—	—	(489)
Gain on sale of rental property	—	—	—	—	857
Loss from discontinued operations	—	—	—	—	(607)
NET (LOSS) INCOME	(101)	(39,990)	3,997	476	492
Net loss (income) attributable to noncontrolling interests	147	1,870	(38)	114	112
NET INCOME (LOSS) ATTRIBUTABLE TO
FIRST POTOMAC REALTY TRUST	46	(38,120)	3,959	590	604
Dividends on preferred shares	(2,248)	(3,100)	(3,100)	(3,100)	(3,100)
Issuance costs of redeemed preferred shares(4)	(1,904)	—	—	—	—
NET (LOSS) INCOME ATTRIBUTABLE TO COMMON
SHAREHOLDERS	$(4,106)	$(41,220)	$859	$(2,510)	$(2,496)

(1)
In the fourth quarter of 2015, we recorded an impairment charge of $26.9 million based on the anticipated sales price of the NOVA Non-core Portfolio, which we sold on March 25, 2016. In the fourth quarter of 2015, due to the anticipated move out of the sole tenant at our One Fair Oaks property on December 31, 2016, we recorded an impairment charge of $33.9 million on One Fair Oaks based on the estimated fair value of that property.

(2)
Represents the gain on sale of properties that were sold and did not meet the criteria to be classified as discontinued operations. For the three months ended March 31, 2016, we recorded a loss on sale of rental property related to the sale of the NOVA Non-Core Portfolio. For the three months ended December 31, 2015, the gain on sale of rental property related to the sale of Newington Business Park Center and Cedar Hill I and III. For the three months ended September 30, 2015, the gain on sale of rental property related to the sale of Rumsey Center.

(3)
The Richmond Portfolio was sold during the first quarter of 2015. The sale of our Richmond Portfolio represented a strategic shift away from a geographical market, as we exited the Richmond market, and, therefore, qualified to be classified as discontinued operations. For three months ended March 31, 2015, discontinued operations include a $0.9 million gain on the sale of the Richmond Portfolio and $0.5 million of debt extinguishment charges associated with repaying the debt encumbering certain Richmond properties.

(4)
Represents the original issuance costs associated with the preferred shares that were redeemed during the first quarter of 2016 and were deducted from net income to arrive at net loss attributable to common shareholders.

Quarterly Supplemental Financial Results (unaudited, dollars in thousands)

Quarterly Supplemental Financial Results Items:
The following items were included in the determination of net (loss) income:
	Three Months Ended
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Supplemental Operating Items(1)
Termination fees	$—	$89	$2	$11	$42
Capitalized interest	200	534	471	449	411
Snow and ice removal costs (excluding reimbursements)(2)	(1,588)	(5)	(2)	26	(2,028)
Reserves for bad debt expense	(105)	(55)	(131)	(92)	(343)

Dispositions in Continuing Operations(3)
Revenues	$3,366	$5,054	$5,118	$5,537	$6,118
Operating expenses	(1,338)	(1,540)	(1,728)	(1,925)	(2,552)
Depreciation and amortization expense	(114)	(1,517)	(1,728)	(1,880)	(1,912)
Interest expense, net of interest income	(2)	(4)	(49)	(205)	(207)
Loss on debt extinguishment(4)	(48)	—	—	—	—
Impairment of rental property(5)	—	(26,929)	—	—	—
(Loss) gain on sale of rental property(6)	(1,155)	26,093	3,384	—	—
	$709	$1,157	$4,997	$1,527	$1,447

Dispositions in Discontinued Operations(7)
Revenues(8)	$—	$—	$—	$—	$877
Operating expenses	—	—	—	—	(638)
Depreciation and amortization expense	—	—	—	—	(1,222)
Interest expense, net of interest income	—	—	—	—	8
Loss on debt extinguishment(9)	—	—	—	—	(489)
Gain on sale of rental property(10)	—	—	—	—	857
	$—	$—	$—	$—	$(607)

(1)	Includes the operations of properties that were sold or classified as held-for-sale and did not have their operating results classified as discontinued operations.

(2)	We recovered approximately 58% to 65% of these costs for the periods presented.

(3)
Represents the operating results of properties that were sold or classified as held-for-sale and did not meet the criteria to be classified as discontinued operations. All periods presented include the operating results of the NOVA Non-Core Portfolio, which was sold in March 2016, Newington Business Park Center and Cedar Hill I and III, which were sold in December 2015, and Rumsey Center, which was sold in July 2015.

(4)
Reflects costs associated with charges related to the defeasance of the outstanding balance of the mortgage loan encumbering Gateway Centre Manassas, which was included in the the NOVA Non-Core Portfolio and sold on March 25, 2016.

(5)
On March 25, 2016, we sold the NOVA Non-Core Portfolio. In the fourth quarter of 2015, we recorded an impairment charge of $26.9 million based on the anticipated sales price of the portfolio. In connection with the sale in the first quarter of 2016, we recorded a loss of $1.2 million.

(6)
For the three months ended March 31, 2016, we recorded a loss on the sale of the NOVA Non-Core Portfolio. For the three months ended December 31, 2015, the gain on sale of rental property is related to Newington Business Park Center and Cedar Hill I and III, which were both sold in December 2015. For the three months ended September 30, 2015, the gain on sale of rental property is related to Rumsey Center.

(7)
The three months ended March 31, 2015 include the operating results of the Richmond Portfolio, which was sold during the first quarter of 2015. The sale of our Richmond Portfolio represented a strategic shift away from a geographical market, as we exited the Richmond market, and, therefore, qualified to be classified as discontinued operations.

(8)	For the three months ended March 31, 2015, we accelerated $0.9 million of unamortized straight-line rent and deferred abatement costs due to the sale of the Richmond Portfolio in March 2015.

(9)	Reflects costs associated with charges related to our prepayment of mortgage loans in connection with the sale of the Richmond Portfolio.

(10)	For the three months ended March 31, 2015, the gain on sale of rental property is related to the sale of the Richmond Portfolio.

Quarterly Financial Measures (unaudited, amounts in thousands, except per share data)

	Three Months Ended
FUNDS FROM OPERATIONS ("FFO") AND CORE FFO	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015

Net (loss) income attributable to common shareholders	$(4,106)	$(41,220)	$859	$(2,510)	$(2,496)
Depreciation and amortization:
Rental property	15,006	16,715	16,758	16,817	16,335
Discontinued operations	—	—	—	—	1,222
Unconsolidated joint ventures	881	867	1,006	1,032	1,011
Impairment of rental property	—	60,826	—	—	—
Loss (gain) on sale of rental property	1,155	(26,093)	(3,384)	—	(857)
Net (loss) income attributable to noncontrolling interests
in the Operating Partnership	(133)	(1,870)	38	(112)	(112)
FFO available to common shareholders	12,803	9,225	15,277	15,227	15,103
Dividends on preferred shares	2,248	3,100	3,100	3,100	3,100
Issuance costs of redeemed shares	1,904	—	—	—	—
FFO	$16,955	$12,325	$18,377	$18,327	$18,203
FFO available to common shareholders	12,803	9,225	15,277	15,227	15,103
Issuance costs of redeemed shares(1)	1,904	—	—	—	—
Yield maintenance payment(2)	—	—	—	—	(2,426)
Personnel separation costs(3)	—	6,057	—	—	405
Loss on debt extinguishment(4)	48	1,824	—	—	489
Deferred abatement and straight-line amortization(5)	—	—	—	—	854
Core FFO	$14,755	$17,106	$15,277	$15,227	$14,425

ADJUSTED FUNDS FROM OPERATIONS ("AFFO")
Core FFO	14,755	17,106	15,277	15,227	14,425
Non-cash share-based compensation expense	488	468	807	830	700
Straight-line rent, net(6)	134	(121)	(40)	(154)	(419)
Deferred market rent, net	79	6	54	48	30
Non-real estate depreciation and amortization(7)	376	359	364	353	347
Debt fair value amortization	(122)	(133)	(125)	(128)	(196)
Amortization of finance costs	482	467	409	423	359
Tenant improvements(8)	(3,338)	(3,564)	(4,303)	(2,950)	(4,795)
Leasing commissions(8)	(621)	(1,132)	(871)	(784)	(1,312)
Capital expenditures(8)	(700)	(2,099)	(2,140)	(817)	(897)
AFFO	$11,533	$11,357	$9,432	$12,048	$8,242

Total weighted average common shares and OP units:
Basic	60,149	60,090	60,580	60,902	60,856
Diluted	60,234	60,209	60,664	60,982	60,986

FFO available to common shareholders and unitholders per share:
FFO - basic and diluted	$0.21	$0.15	$0.25	$0.25	$0.25
Core FFO - diluted	$0.24	$0.28	$0.25	$0.25	$0.24
AFFO per share:
AFFO - basic and diluted	$0.19	$0.19	$0.16	$0.20	$0.14

(1)
Represents the original issuance costs associated with the preferred shares that were redeemed in January 2016 and were deducted from net income to arrive at net (loss) income attributable to common shareholders.

(2)	In February 2015, the owners of America's Square prepaid a $29.7 million mezzanine loan. We received a yield maintenance payment of $2.4 million along with the prepayment of the loan.

(3)
During the three months ended December 31, 2015, we recorded personnel separation costs of $6.1 million in connection with our former CEO and former CIO's separation from the Company in November 2015. During the first quarter of 2015, we recorded $0.4 million of personnel separation costs as a result of moving to a vertically integrated structure.

(4)
During the three months ended March 31, 2016, we recorded $48 thousand in charges related to the defeasance of the Gateway Centre Manassas debt. During the three months ended December 31, 2015, we amended, restated and consolidated our existing unsecured revolving credit facility and unsecured term loan and recorded $1.8 million in debt extinguishment charges. During the three months ended March 31, 2015, we recorded $0.5 million in charges related to our prepayment of mortgage loans in connection with the sale of the Richmond Portfolio.

(5)	During the first quarter of 2015, we accelerated $0.9 million of unamortized straight-line rent and deferred abatement costs due to the sale of the Richmond Portfolio in March 2015.

(6)	Includes our amortization of the following: straight-line rents and associated uncollectable amounts, rent abatements and lease incentives.

(7)	Most non-real estate depreciation is classified in general and administrative expense.

(8)
Does not include first-generation costs, which we define as tenant improvements, leasing commissions and capital expenditure costs that were taken into consideration when underwriting the purchase of a property or incurred to bring the property to operating standard for its intended use.

	Three Months Ended
First-generation costs	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Tenant improvements	$9,809	$5,843	$4,930	$2,627	$9,188
Leasing commissions	17	264	234	136	228
Capital expenditures	3,045	2,670	1,021	935	972
Total first-generation costs	12,871	8,777	6,185	3,698	10,388
Development and redevelopment	5,130	7,156	5,159	3,985	2,807
Total	$18,001	$15,933	$11,344	$7,683	$13,195

Capitalization and Selected Ratios (unaudited, amounts in thousands, except per share data, percentages and ratios)

		Percent of Total Market Capitalization
Common Shares and Units
Total common shares outstanding	58,093
Operating Partnership ("OP") units held by third parties	2,581
Total common shares and OP units outstanding	60,674

Market price per share at March 31, 2016	$9.06

Market Value of Common Equity	$549,706	40.0%
Preferred Shares
Total 7.750% Series A Preferred Shares outstanding	4,200

Market price per share at March 31, 2016	$25.43

Market Value of Preferred Equity	$106,806	7.7%
Debt(1)
Fixed-rate debt	$247,656	18.0%
Hedged variable-rate debt(2)	300,000	21.8%
Unhedged variable-rate debt	171,635	12.5%

Total debt	$719,291	52.3%

Total Market Capitalization at March 31, 2016	$1,375,803	100.0%

Selected Ratios
	Three Months Ended
	March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Coverage Ratios
Interest Coverage Ratio
EBITDA, excluding personnel separation costs(3)	$22,924	$25,915	$23,960	$24,018	$24,747
Interest expense	6,816	6,576	6,589	6,725	6,908
	3.36x	3.94x	3.64x	3.57x	3.58x
EBITDA to Fixed Charges
EBITDA, excluding personnel separation costs(3)	$22,924	$25,915	$23,960	$24,018	$24,747
Fixed charges(4)	10,025	10,628	10,867	11,060	11,231
	2.29x	2.44x	2.20x	2.17x	2.20x
Overhead Ratios
G&A to Real Estate Revenues
General and administrative expense, excluding personnel separation costs(3)	$4,578	$4,283	$4,605	$4,979	$5,120
Total revenues	42,697	43,104	42,854	43,039	43,849
	10.7%	9.9%	10.7%	11.6%	11.7%

Leverage Ratios

Debt/Total Market Capitalization
Total debt(1)	$719,291	$732,216	$768,217	$754,582	$746,866
Total market capitalization	1,375,803	1,581,978	1,596,219	1,550,605	1,640,573
	52.3%	46.3%	48.1%	48.7%	45.5%

Debt/Undepreciated Book Value
Total debt(1)	$719,291	$732,216	$768,217	$754,582	$746,866
Undepreciated book value	1,361,312	1,340,050	1,515,255	1,519,569	1,520,263
	52.8%	54.6%	50.7%	49.7%	49.1%

(1)
In the first quarter of 2016, we adopted ASU 2015-03, which requires debt issuance costs to be presented in the balance sheet as a direct deduction from the carrying value of the respective debt liability and is applied on a retrospective basis. Our total debt balances exclude unamortized deferred financing costs for all periods presented.

(2)	At March 31, 2016, we had fixed LIBOR at a weighted average interest rate of 1.5% on $300.0 million of our variable rate debt through eleven interest rate swap agreements.

(3)
During the three months ended December 31, 2015, we recorded personnel separation costs of $6.1 million in connection with our former CEO and former CIO's separation from the Company in November 2015. During the three months ended March 31, 2015, we recorded $0.4 million of personnel separation costs as a result of moving to a vertically integrated structure.

(4)
Fixed charges include interest expense, debt principal amortization and quarterly accumulated dividends on our preferred shares. Fixed charges exclude the final lump sum principal loan payments made upon the extinguishment of outstanding debt.

Outstanding Debt (unaudited, dollars in thousands)

Fixed-Rate Debt	Effective Interest Rate	Balance at March 31, 2016	Annualized Debt Service		Maturity Date	Balance at Maturity
Encumbered Properties
Hillside I and II(1)	4.62%	12,436	945		12/6/2016	12,160
Redland Corporate Center Buildings II and III	4.64%	64,216	4,014		11/1/2017	62,064
840 First Street, NE	6.01%	35,720	2,722		7/1/2020	32,000
Battlefield Corporate Center	4.40%	3,484	320		11/1/2020	2,618
1211 Connecticut Avenue, NW	4.47%	28,960	1,823		7/1/2022	24,668
1401 K Street, NW	4.93%	36,060	2,392		6/1/2023	30,414
11 Dupont Circle(2)	4.22%	66,780	2,705		9/1/2030	60,449
Total Fixed-Rate Debt	4.74%(3)	$247,656	$14,921			$224,373
Unamortized fair value adjustments		(125)
Total Principal Balance		$247,531

Variable-Rate Debt(4)

440 First Street Construction Loan(5)	LIBOR + 2.50%	32,216	947		5/30/2016	32,216
Storey Park Land Loan(6)	LIBOR + 2.50%	22,000	647		10/16/2016	22,000
Northern Virginia Construction Loan(7)	LIBOR + 1.85%	16,419	376		9/1/2019	16,419
Unsecured Revolving Credit Facility(8)	LIBOR + 1.35%	101,000	1,808		12/4/2019	101,000
Unsecured Term Loan(8)
Tranche A	LIBOR + 1.30%	100,000	1,740		12/4/2020	100,000
Tranche B	LIBOR + 1.30%	100,000	1,740		6/4/2021	100,000
Tranche C	LIBOR + 1.60%	100,000	2,040		12/4/2022	100,000
Total Unsecured Term Loan	1.88%(3)	$300,000	$5,520			$300,000

Total Variable-Rate Debt	3.00%(3)(9)	$471,635	$9,298			$471,635

Total Debt at March 31, 2016(10)	3.60%(3)(9)	$719,291	$24,219	(11)		$696,008

(1)	The balance includes the fair value impacts recorded at acquisition upon assumption of the mortgages encumbering these properties.

(2)	The loan is interest only until September 1, 2025.

(3)	Represents the weighted average interest rate.

(4)
All of our variable rate debt is based on one-month LIBOR. For the purposes of calculating the annualized debt service and the effective interest rate, we used the one-month LIBOR rate at March 31, 2016, which was 0.44%.

(5)
The loan matures in May 2016, and we are currently negotiating a one-year extension of the loan. We can repay all or a portion of the 440 First Street Construction Loan, without penalty, at any time during the term of the loan.

(6)	The loan matures in October 2016, with a one-year extension at our option, and is repayable in full without penalty at any time during the term of the loan.

(7)
The loan has a borrowing capacity of up to $43.7 million and is collateralized by a development project in Northern Virginia. We can repay all or a portion of the Northern Virginia Construction Loan, without penalty, at any time during the term of the loan.

(8)
Based on our leverage ratio at December 31, 2015, beginning on March 30, 2016, the applicable interest rate spreads on the unsecured revolving credit facility and tranches A and B of the unsecured term loan decreased by 15 basis points from the rates that were effective at December 31, 2015, and the applicable interest rate spread on tranche C of the unsecured term loan decreased by 20 basis points.

(9)
At March 31, 2016, we had fixed LIBOR on $300.0 million of our variable rate debt through eleven interest rate swap agreements. The effective interest rate reflects the impact of our interest rate swap agreements.

(10)
In the first quarter of 2016, we adopted ASU 2015-03, which requires debt issuance costs to be presented in the balance sheet as a direct deduction from the carrying value of the respective debt liability and is applied on a retrospective basis. Our total debt balance at March 31, 2016 excludes $7.6 million of unamortized deferred financing costs.

(11)	During the first quarter of 2016, we paid approximately $0.9 million in principal payments on our consolidated mortgage debt.

Debt Maturity Schedule (unaudited, dollars in thousands)

NOI of Pledged Properties and Supported Indebtedness

Year of Maturity	Type	Annualized NOI(2)	Total Maturing Indebtedness	Total Supported Indebtedness	Debt Yield
2016	Secured Property Debt	$722	$12,160	$12,160	5.9%
2016	Construction Loan	1,266	32,216	32,216	3.9%
2016	Land Loan	—	22,000	22,000	NM
2017	Secured Property Debt	9,105	62,064	62,064	14.7%
2019	Construction Loan	—	16,419	16,419	NM
2019	Unsecured Revolving Credit Facility	69,640	101,000	401,000	17.4%
2020	Unsecured Term Loan	69,640	100,000	401,000	17.4%
2020	Secured Property Debt	8,670	34,618	34,618	25.0%
2021	Unsecured Term Loan	69,640	100,000	401,000	17.4%
2022	Secured Property Debt	3,677	24,668	24,668	14.9%
2022	Unsecured Term Loan	69,640	100,000	401,000	17.4%
2023	Secured Property Debt	1,082	30,414	30,414	3.6%
2030	Secured Property Debt	5,568	60,449	60,449	9.2%
NM= Not meaningful.

(1)	At March 31, 2016, we had fixed LIBOR on $300.0 million of our variable rate debt through eleven interest rate swap agreements.

(2)	NOI is calculated in accordance with the covenants governing our unsecured credit facility and term loans.

Selected Debt Covenants (unaudited, dollars in thousands)

	Unsecured Credit Facility / Unsecured Term Loan / Construction Loans / Land Loan

Covenants	Quarter Ended March 31, 2016	Covenant
Consolidated Total Leverage Ratio(1)	44.9%	≤ 60%
Tangible Net Worth(1)	$948,597	≥ 601,202
Fixed Charge Coverage Ratio(1)	2.35x	≥ 1.50x
Maximum Dividend Payout Ratio	65.8%	≤ 95%

Restricted Indebtedness:
Maximum Secured Debt	21.3%	≤ 40%
Unencumbered Pool Leverage (1)	42.2%	≤ 60%
Unencumbered Pool Interest Coverage Ratio (1)	5.31x	≥ 1.75x

(1)
These are the only covenants that apply to our 440 First Street Construction Loan, Northern Virginia Construction Loan and Storey Park Land Loan, which are calculated in accordance with the amended, restated and consolidated unsecured revolving credit facility and unsecured term loan facility.

Net Asset Value Analysis (unaudited, amounts in thousands, except percentages)

Three Months Ended March 31, 2016
Income Statement Items

Total Portfolio In-Place Cash NOI
Total revenues	$42,697
Property operating expenses	(11,537)
Real estate taxes and insurance expenses	(5,216)
Net Operating Income(1)	25,944
Straight-line and deferred market rents(2)	213
Management fee adjustment(3)	166
Disposed or held-for-sale properties(4)	(1,949)
Total Portfolio In-Place Cash NOI	$24,374

Occupancy at March 31, 2016	92.3%

Balance Sheet Items

Rental Property, net
Gross rental property	$1,361,312
Accumulated depreciation	(220,674)
Total Rental Property, net	$1,140,638
Development & Redevelopment Assets
Original cost basis of land held for future development	$16,212
Total costs of Storey Park development project(5)	57,883
Original cost basis of assets in current development(6)	5,241
Construction costs to date for current development(6)	28,375
Total Development & Redevelopment Assets	$107,711
Other Assets
Unconsolidated investment in affiliates	$48,353
Notes receivable	34,000
Total Other Assets	$82,353
Net Liabilities
Mortgage and senior debt, cash principal balances	$(719,166)
Accrued interest	(1,644)
Rents received in advance	(6,612)
Tenant security deposits	(4,982)
Accounts payable and other liabilities	(45,925)
Cash, cash equivalents, escrows and reserves	17,042
Accounts and other receivables, net of allowance for doubtful accounts	8,269
Prepaid expenses and other assets	6,420
Total Net Liabilities	$(746,598)

Preferred Shares Outstanding at March 31, 2016	4,200
Par Value of Preferred Shares Outstanding at March 31, 2016	$105,000
Weighted Average Diluted Shares and OP Units Outstanding for the quarter ended March 31, 2016	60,234

(1)	For a reconciliation of net operating income to net (loss) income see Quarterly Financial Results.

(2)	Includes straight-line rents and the amortization of lease incentives, rent abatements and deferred market rents.

(3)	Management fee adjustment is used in lieu of an administrative overhead allocation.

(4)
Reflects the operating results of the NOVA Non-Core Portfolio (Van Buren Office Park, Herndon Corporate Center, Windsor at Battlefield, Reston Business Campus, Enterprise Center, Gateway Centre Manassas, Linden Business Center and Prosperity Business Center), which was sold in March 2016. These properties did not meet the requirements to be classified as discontinued operations, and, therefore, their operating results remained in continuing operations. Also, includes adjustments for straight-line and deferred market rents, and a management fee in lieu of administrative overhead allocation.

(5)	We are currently pursuing various disposition strategies related to Storey Park.

(6)
Reflects the base building development work completed as of March 31, 2016 on our Northern Virginia build-to-suit project. Does not include approximately $21 million of tenant improvement work that is included within rental property on our consolidated balance sheet at March 31, 2016.

Investment in Joint Ventures (unaudited, dollars in thousands)

Unconsolidated Joint Ventures	FPO Ownership	FPO Investment at March 31, 2016	Property Type	Location	Square Feet	Leased at March 31, 2016	Occupied at March 31, 2016
Rivers Park I and II	25%	$2,264	Business Park	Columbia, MD	307,984	70.0%	70.0%
Aviation Business Park	50%	5,800	Office	Glen Burnie, MD	120,285	69.8%	69.8%
1750 H Street, NW	50%	14,959	Office	Washington, DC	113,131	91.1%	91.1%
Prosperity Metro Plaza	51%	25,330	Office	Fairfax, VA	326,197	100.0%	98.6%
Total / Weighted Average		$48,353			867,597	84.0%	83.5%

Outstanding Debt		FPO Ownership	Effective Interest Rate	Principal Balance at March 31, 2016(2)	Annualized Debt Service	Maturity Date	Balance at Maturity(2)
Rivers Park I and II		25%	LIBOR + 1.90%(1)	$28,000	$655	9/26/2017	$28,000
1750 H Street, NW		50%	3.92%	32,000	1,254	8/1/2024	32,000
Prosperity Metro Plaza		51%	3.91%	50,000	1,955	12/1/2029(3)	45,246
Total / Weighted Average			3.51%	$110,000	$3,864		$105,246

			Three Months Ended(4)
Income Statement - Unconsolidated Joint Ventures			March 31, 2016	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015

Cash revenues(5)			$6,408	$6,199	$5,894	$5,931	$5,998
Non-cash revenues			(118)	(150)	81	132	169
Total revenues			6,290	6,049	5,975	6,063	6,167
Total operating expenses			(2,166)	(1,882)	(1,866)	(1,756)	(2,156)
Net operating income			4,124	4,167	4,109	4,307	4,011
Depreciation and amortization			(1,966)	(1,928)	(2,254)	(2,287)	(2,249)
Interest expense, net of interest income			(993)	(981)	(980)	(975)	(973)
Net income			$1,165	$1,258	$875	$1,045	$789

(1)	For the purposes of calculating the annualized debt service and the effective interest rate, we used the one-month LIBOR rate at March 31, 2016, which was 0.44%.

(2)	Reflects the entire balance of the debt secured by the properties, not our portion of the debt.

(3)	The mortgage loan requires interest-only payments through December 2024, at which time the loan requires principal and interest payments through its maturity date.

(4)	Reflects the overall operating results of the properties, not our economic interest in the properties.

(5)	Cash revenues are comprised of base rent, tenant recoveries and other miscellaneous income. Non-cash revenues are comprised of straight-line rent, rent abatement and deferred base and market rent.

Portfolio Summary (unaudited)

Consolidated Portfolio
	Number of Buildings	Square Feet(1)	% Leased(1)	% Occupied(1)	Annualized Cash Basis Rent(2)(3)	% of Annualized Cash Basis Rent
By Region
Washington DC	6	918,566	91.1%	88.5%	$27,433,700	25.8%
Maryland	34	1,885,630	94.1%	92.4%	32,007,407	30.1%
Northern VA	14	1,715,730	94.7%	91.7%	25,306,565	23.8%
Southern VA	19	2,023,858	94.8%	94.5%	21,675,292	20.4%
Total / Weighted Average	73	6,543,784	94.1%	92.3%	$106,422,964	100.0%
By Strategic Category(4)
Strategic Hold	33	3,529,603	95.2%	93.7%	$59,130,056	55.6%
Reposition	4	534,470	92.8%	92.1%	15,543,851	14.6%
Non-Core	36	2,479,711	92.7%	90.5%	31,749,057	29.8%
Total / Weighted Average	73	6,543,784	94.1%	92.3%	$106,422,964	100.0%

Value Creation Pipeline(5)
	Region	Square Feet	% Leased	% Occupied	Total Project Cost(6)	Cost To Date(7)	Return on Investment(8)
Recently Placed in Service
440 First Street, NW	Washington DC	138,603	69.5%	56.6%	$74,000,000	$68,457,966	7%

Development
Northern Virginia Build-to-Suit(9)	Northern VA	167,360	100.0%	—%	$56,000,000 - $60,000,000	$55,691,124	7% - 8%

Unconsolidated Joint Ventures(10)
	Number of Buildings	Square Feet(1)	% Leased(1)	% Occupied(1)	Annualized Cash Basis Rent(2)(3)
Total / Weighted Average	12	867,597	84.0%	83.5%	$17,001,086

(1)	Does not include space in development or redevelopment.

(2)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting estimated operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases. This amount differs from Cash NOI due to items such as rent abatement, unreimbursed expenses, non-recurring revenues and expenses, differences in leased vs. occupied space, and timing differences related to tenant activity.

(3)	Includes leased spaces that are not yet occupied.

(4)
"Strategic Category" reflects management's categorization of the property based on the Strategic Plan. "Strategic Hold" represents properties that are highly aligned with the Strategic Plan. "Reposition" represents strategic hold properties to which we intend to add value through lease-up, development and/or redevelopment. "Non-Core" represents properties that are no longer a strategic fit, properties in submarkets where we do not have asset concentration or operating efficiencies and/or properties where we believe we have maximized value.

(5)
We own land that can accommodate up to 638,085 square feet of additional development, not including Storey Park. Storey Park is currently being marketed for sale; however, we can provide no assurances regarding the timing or pricing of the sale, or that such sale will ultimately occur.

(6)
Reflects the total projected costs, net of tenant reimbursements, required to achieve stabilization, which includes, but is not limited to, the original cost basis of the property (or applicable portion thereof), projected base building costs, projected leasing commissions, projected tenant improvements, and projected capitalized expenses.

(7)	Reflects the Total Project Costs incurred through March 31, 2016.

(8)	Reflects the projected cash NOI after the rent abatement period ends, divided by Total Project Costs.

(9)
Per the terms of the amended lease for the building under construction in Northern Virginia, tenant has the option to exchange up to the full 25 months of rent abatement previously provided in the terms of the original lease for additional tenant improvements and building security amortized capital ("BSAC") of up to an aggregate amount of $10.3 million. For every $1.00 of tenant improvements and BSAC costs the tenant's rent abatement is reduced by $1.12, totaling up to $11.5 million of rent abatement reduction if the full $10.3 million of tenant improvements and BSAC costs are used. The actual Return on Investment will vary based on outcome of additional tenant improvements and BSAC costs actually used by the tenant.

(10)	Represents operating results of the unconsolidated joint ventures, not our economic interest in the properties.

Leasing and Occupancy Summary (unaudited)

Portfolio by Property Type and Strategic Category(1)
				Occupied Portfolio by Property Type and Strategic Category				Leased Portfolio by Property Type and Strategic Category
	Square Feet	% of Total Portfolio	Number of Buildings	Occupied Square Feet	% Occupied	Annualized Cash Basis Rent(2)	% of Annualized Cash Basis Rent	Leased Square Feet(3)	% Leased	Annualized Cash Basis Rent(2)(3)	% of Annualized Cash Basis Rent
By Property Type
Office	3,008,842	46.0%	29	2,754,151	91.5%	$66,057,931	63.3%	2,830,548	94.1%	$67,915,201	63.8%
Business Park / Industrial	3,534,942	54.0%	44	3,287,433	93.0%	38,251,261	36.7%	3,325,478	94.1%	38,507,762	36.2%
Total / Weighted Average	6,543,784	100.0%	73	6,041,584	92.3%	$104,309,191	100.0%	6,156,026	94.1%	$106,422,963	100.0%

By Strategic Category(4)
Strategic Hold	3,529,603	53.9%	33	3,305,520	93.7%	$57,794,660	55.4%	3,360,783	95.2%	$59,130,056	55.6%
Reposition	534,470	8.2%	4	492,042	92.1%	15,418,977	14.8%	496,210	92.8%	15,543,851	14.6%
Non-Core	2,479,711	37.9%	36	2,244,022	90.5%	31,095,554	29.8%	2,299,033	92.7%	31,749,057	29.8%
Total / Weighted Average	6,543,784	100.0%	73	6,041,584	92.3%	$104,309,191	100.0%	6,156,026	94.1%	$106,422,963	100.0%

Market Concentration by Annualized Cash Basis Rent(2)(3)

	Washington DC	Maryland	Northern VA	Southern VA
					Total
Office	25.8%	21.2%	15.2%	1.7%	63.8%
Business Park / Industrial	0.0%	8.9%	8.6%	18.7%	36.2%
Total / Weighted Average	25.8%	30.1%	23.8%	20.4%	100.0%

(1)	Does not include space in development or redevelopment.

(2)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting estimated operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases. This amount differs from Cash NOI due to items such as rent abatement, unreimbursed expenses, non-recurring revenues and expenses, differences in leased vs. occupied space, and timing differences related to tenant activity.

(3)	Includes leased spaces that are not yet occupied.

(4)
"Strategic Category" reflects management's categorization of the property based on the Strategic Plan. "Strategic Hold" represents properties that are highly aligned with the Strategic Plan. "Reposition" represents strategic hold properties to which we intend to add value through lease-up, development and/or redevelopment. "Non-Core" represents properties that are no longer a strategic fit, properties in submarkets where we do not have asset concentration or operating efficiencies and/or properties where we believe we have maximized value.

Portfolio by Size(1) (unaudited)

Square Feet Under Lease	Number of Leases	Leased Square Feet	% of Total Square Feet	Annualized Cash Basis Rent(2)	% of Annualized Cash Basis Rent	Average Base Rent per Square Foot(2)
0-2,500	89	141,898	2.3%	$2,910,733	2.7%	$20.51
2,501-10,000	187	1,028,299	16.7%	17,468,862	16.4%	16.99
10,001-20,000	74	1,030,820	16.7%	19,384,855	18.2%	18.81
20,001-40,000	41	1,117,011	18.1%	16,730,268	15.7%	14.98
40,001-100,000	16	1,003,483	16.3%	13,467,573	12.7%	13.42
100,000 +	13	1,834,515	29.8%	36,460,673	34.3%	19.87

Total / Weighted Average	420	6,156,026	100.0%	106,422,964	100.0%	$17.29

$ 10 M
$ 8 M
$ 6 M
$ 4 M
$ 2 M
$ M
2016
2017
2018
2019
2020
2021
2022
2023
2024
Thereafter
< 20,000 SF
20,000 - 100,000 SF
> 100,000 SF
Other (3)

(1)	Assumes no exercise of tenant renewal options or early terminations.

(2)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting estimated operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases. This amount differs from Cash NOI due to items such as rent abatement, unreimbursed expenses, non-recurring revenues and expenses, differences in leased vs. occupied space, and timing differences related to tenant activity.

(3)
Reflects contractual expiration of the following: Bureau of Prisons at 500 First Street, NW on 7/31/2016, CACI International at One Fair Oaks on 12/31/2016 (presented as a 2017 expiration), and Department of Health and Human Services at Redland Corporate Center on 3/22/2017. For 2016 Core FFO guidance, we assume the Bureau of Prisons at 500 First Street, NW will be in place and paying holdover rent through, at a minimum, the remainder of 2016.

Top Twenty-Five Tenants(1) (unaudited)

Ranking	Tenant	Number of Leases	Total Leased Square Feet	Annualized Cash Basis Rent(2)	% of Annualized Cash Basis Rent	Weighted Average Remaining Lease Years

1	U.S. Government	14	612,982	$13,470,703	12.7%	2.7
2	BlueCross BlueShield	1	204,314	6,247,922	5.9%	7.4
3	CACI International	1	214,214	5,562,671	5.2%	0.8
4	BAE Systems Technology Solutions & Services	2	165,004	4,081,270	3.8%	4.4
5	ICF Consulting Group Inc.	1	127,946	3,638,784	3.4%	8.3
6	Sentara Healthcare	4	276,974	2,632,445	2.5%	4.6
7	Stock Building Supply, Inc.	1	171,996	2,106,951	2.0%	6.4
8	Montgomery County, Maryland	3	77,522	1,887,423	1.8%	6.6
9	Vocus, Inc.	1	93,000	1,718,234	1.6%	7.0
10	State of Maryland - AOC	1	101,113	1,704,435	1.6%	3.8
11	Siemens Corporation	3	100,745	1,433,545	1.3%	4.5
12	Affiliated Computer Services, Inc	1	107,422	1,428,713	1.3%	0.8
13	First Data Corporation	1	117,336	1,371,658	1.3%	3.7
14	Odin, Feldman & Pittleman	1	53,918	1,261,142	1.2%	11.6
15	CVS Pharmacy	1	11,692	1,052,280	1.0%	12.1
16	General Dynamics	1	147,248	943,685	0.9%	3.8
17	DRS Defense Solutions, LLC	2	45,675	934,186	0.9%	1.9
18	Telogy Networks, Inc.	1	52,145	819,198	0.8%	2.2
19	National Women's Law Center	1	24,760	801,498	0.8%	6.9
20	Internet Society	1	30,037	759,696	0.7%	3.0
21	Zenith Education Group, Inc.	1	39,250	753,993	0.7%	3.3
22	ValueOptions, Inc.	1	37,850	703,253	0.7%	2.8
23	Stewart Lender Services	1	57,476	701,207	0.7%	6.6
24	Washington Sports Club	1	21,047	697,913	0.7%	8.7
25	Notable Solutions	1	24,477	656,473	0.6%	4.3
	Subtotal Top 25 Tenants	47	2,916,143	$57,369,279	53.9%	4.6
	All Remaining Tenants	373	3,239,883	49,053,684	46.1%	4.7
	Total / Weighted Average	420	6,156,026	$106,422,963	100.0%	4.7

(1)	Assumes no exercise of tenant renewal options or early terminations.

(2)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting estimated operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases. This amount differs from Cash NOI due to items such as rent abatement, unreimbursed expenses, non-recurring revenues and expenses, differences in leased vs. occupied space, and timing differences related to tenant activity.

Annual Lease Expirations(1) (unaudited)

	Total Portfolio					Property Type
						Office		Business Park / Industrial
Year of Lease Expiration(2)	Number of Leases Expiring	Leased Square Feet	% of Leased Square Feet	Annualized Cash Basis Rent(3)	Average Base Rent per Square Foot(3)	Leased Square Feet	Average Base Rent per Square Foot(3)	Leased Square Feet	Average Base Rent per Square Foot(3)
2016	30	314,253	5.1%	7,558,031	24.05	196,782	31.58	117,471	11.45
2017	66	996,661	16.2%	18,536,161	18.60	555,115	23.87	441,546	11.97
2018	59	630,453	10.2%	9,167,080	14.54	223,592	19.04	406,861	12.07
2019	59	744,048	12.1%	10,458,239	14.06	178,416	19.96	565,632	12.19
2020	55	954,175	15.5%	14,902,535	15.62	434,869	21.48	519,306	10.71
2021	43	470,350	7.6%	6,847,054	14.56	118,419	21.40	351,931	12.26
2022	33	492,845	8.0%	6,254,368	12.69	116,845	24.24	376,000	9.10
2023	17	484,747	7.9%	11,183,872	23.07	282,862	29.30	201,885	14.34
2024	19	507,228	8.2%	9,280,968	18.30	253,964	25.44	253,264	11.13
2025	15	253,814	4.1%	4,550,613	17.93	221,705	18.83	32,109	11.69
Thereafter	24	307,452	5.0%	7,684,043	24.99	247,979	28.24	59,473	11.44
Total / Weighted Average	420	6,156,026	100.0%	$106,422,964	$17.29	2,830,548	$23.99	3,325,478	$11.58

(1)	Assumes no exercise of tenant renewal options or early terminations.

(2)	We classify leases that expired or were terminated on the last day of the year as leased square footage since the tenant is contractually entitled to the space.

(3)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting estimated operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases. This amount differs from Cash NOI due to items such as rent abatement, unreimbursed expenses, non-recurring revenues and expenses, differences in leased vs. occupied space, and timing differences related to tenant activity.

Quarterly Lease Expirations(1) (unaudited)

Quarter of Lease Expiration(2)	Number of Leases Expiring	Leased Square Feet	% of Total Leased Square Feet	Annualized Cash Basis Rent(3)		Average Base Rent per Square Foot (3)

2016 - Q2	6	30,229	0.5%	383,093		12.67
2016 - Q3	17	198,488	3.2%	5,971,430	(4)	30.08
2016 - Q4	7	85,536	1.4%	1,203,509		14.07
2017 - Q1	21	620,691	10.1%	12,183,472	(5)	19.63

Total / Weighted Average	51	934,944	15.2%	$19,741,504		$21.12

(1)	Assumes no exercise of tenant renewal options or early terminations.

(2)	We classify leases that expired or were terminated on the last day of the quarter as leased square footage since the tenant is contractually entitled to the space.

(3)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting estimated operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases. This amount differs from Cash NOI due to items such as rent abatement, unreimbursed expenses, non-recurring revenues and expenses, differences in leased vs. occupied space, and timing differences related to tenant activity.

(4)
Includes the contractual expiration of the Bureau of Prisons at 500 First Street, NW on 7/31/16, however for 2016 Core FFO guidance we assume the tenant will be in place and paying holdover rent through, at a minimum, the remainder of 2016.

(5)
Includes the contractual expiration of CACI International at One Fair Oaks on 12/31/2016 (presented as a first quarter 2017 expiration), and the contractual expiration of the Department of Health and Human Services at Redland Corporate Center on 3/22/2017.

Leasing Analysis and Retention Summary (unaudited)

Lease Summary(1)
All Comparable and Non-comparable Leases
	Three Months Ended March 31, 2016
	Square Footage	Number of Leases Signed	Cash Basis Base Rent(2)	GAAP Basis Base Rent(2)	Average Lease Term	Average Capital Cost Per Sq. Ft.(3)	Average Capital Cost per Sq. Ft. per Year (3)
New Leases	45,293	6	$20.11	$19.27	7.5	$38.58	$5.13
First Generation New Leases	27,635	1	21.03	18.57	8.8	37.85	4.32
Second Generation New Leases	17,658	5	18.66	20.36	5.6	39.73	7.13
Renewal Leases	120,961	11	15.38	15.87	4.6	15.22	3.30
Total / Weighted Average	166,254	17	$16.67	$16.79	5.4	$21.58	$3.99
Lease Comparison(1)
Comparable Leases Only (4)
	Three Months Ended March 31, 2016
			Cash Basis			GAAP Basis
	Square Footage	Number of Leases Signed	Base Rent(2)	Previous Base Rent(2)	Percent Change	Base Rent(2)	Previous Base Rent(2)	Percent Change	Average Lease Term
New Leases	3,626	2	$39.80	$40.58	-1.9%	$45.32	$39.11	15.9%	10.1
Renewal Leases	120,961	11	15.38	16.22	-5.2%	15.87	15.72	0.9%	4.6
Total / Weighted Average	124,587	13	$16.09	$16.93	-5.0%	$16.72	$16.40	2.0%	4.8

Retention Summary(1)
All Comparable and Non-comparable Leases
	Three Months Ended March 31, 2016
	Square Footage Expiring(5)	Square Footage Renewed	Retention Rate
Total Portfolio	170,423	120,961	71%
Washington DC	16,635	3,571	21%
Maryland	81,620	78,320	96%
Northern Virginia	29,682	18,778	63%
Southern Virginia	42,486	20,292	48%

(1)	Excludes leasing activity for any time periods in which a property was under contract to be sold.

(2)
Rent amounts are reflected on triple-net equivalent basis, without taking into account rent abatements for the Cash Basis calculation, by deducting estimated operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases.

(3)
The average capital cost includes leasing commissions and tenant improvements, but does not include base building improvements needed to (1) bring a space up to code, (2) create building-standard operating efficiency, or (3) add demising walls and define the separate operations of a suite.

(4)	Comparable lease comparisons do not include comparable data for first generation spaces, suites that have been vacant for over twelve months, or leases with terms of less than one year.

(5)	Leases that expire or are terminated on the last day of the quarter are classified as leased square footage and are not reported as expired until the following quarter.

Office Properties (unaudited)

Property(1)	Buildings	Location	Strategic Category(2)	Square Feet	Annualized Cash Basis Rent(3)	% Leased	% Occupied	Average Base Rent per Square Foot(3)

Washington DC
11 Dupont Circle, NW	1	CBD(4)	Reposition	150,805	$5,419,520	97.7%	97.7%	$36.80
440 First Street, NW	1	Capitol Hill	Strategic Hold	138,603	3,161,265	69.5%	56.6%	32.81
500 First Street, NW	1	Capitol Hill	Reposition	129,035	4,638,171	100.0%	100.0%	35.95
840 First Street, NE	1	NoMA(4)	Strategic Hold	248,536	7,533,788	100.0%	100.0%	30.31
1211 Connecticut Avenue, NW	1	CBD(4)	Strategic Hold	130,852	3,905,708	99.2%	97.9%	30.08
1401 K Street, NW	1	East End	Reposition	120,735	2,775,248	71.2%	67.8%	32.27
Total / Weighted Average	6			918,566	$27,433,700	91.1%	88.5%	$32.77

Maryland
Annapolis Business Center	2	Annapolis	Non-Core	101,113	$1,704,435	100.0%	100.0%	$16.86
Cloverleaf Center	4	Germantown	Non-Core	173,916	2,590,902	89.8%	75.5%	16.59
Hillside I and II	2	Columbia	Strategic Hold	86,966	993,898	87.3%	87.3%	13.09
Metro Park North	4	Rockville	Non-Core	191,211	2,881,244	87.3%	87.3%	17.26
Redland Corporate Center II & III(5)	2	Rockville	Strategic Hold	349,267	9,561,727	100.0%	100.0%	27.38
Redland Corporate Center I (540 Gaither)(5)	1	Rockville	Reposition	133,895	2,710,912	100.0%	100.0%	20.25
TenThreeTwenty	1	Columbia	Strategic Hold	138,854	2,082,369	95.6%	95.6%	15.69
Total / Weighted Average	16			1,175,222	$22,525,487	95.0%	92.8%	$20.18

Northern Virginia
Atlantic Corporate Park	2	Sterling	Strategic Hold	218,207	$3,915,090	96.2%	83.5%	$18.66
One Fair Oaks	1	Fairfax	Non-Core	214,214	5,562,671	100.0%	100.0%	25.97
Three Flint Hill	1	Oakton	Strategic Hold	180,819	3,654,789	97.6%	97.6%	20.70
Wiehle Avenue	1	Reston	Strategic Hold	130,048	3,018,708	100.0%	100.0%	23.21
Total / Weighted Average	5			743,288	$16,151,259	98.3%	94.6%	$22.10

Southern Virginia
Greenbrier Towers	2	Chesapeake	Strategic Hold	171,766	$1,804,756	85.4%	85.4%	$12.30

Total / Weighted Average	29			3,008,842	$67,915,202	94.1%	91.5%	$23.99

Strategic Category(2)
Strategic Hold	14			1,793,918	$39,632,099	94.5%	91.9%	$23.37
Reposition	4			534,470	15,543,851	92.8%	92.1%	31.33
Non-Core	11			680,454	12,739,252	93.8%	90.2%	19.95
Total / Weighted Average	29			3,008,842	$67,915,202	94.1%	91.5%	$23.99

Unconsolidated Joint Ventures
1750 H Street, NW	1	CBD - DC		113,131	$3,781,924	91.1%	91.1%	$36.71
Aviation Business Park	3	Glen Burnie - MD		120,285	1,266,753	69.8%	69.8%	15.08
Prosperity Metro Plaza	2	Merrifield - NOVA		326,197	8,754,776	100.0%	98.6%	26.84
Total / Weighted Average	6			559,613	$13,803,454	91.7%	90.9%	$26.89

(1)	Does not include space undergoing substantial development or redevelopment.

(2)
"Strategic Category" reflects management's categorization of the property based on the Strategic Plan. "Strategic Hold" represents properties that are highly aligned with the Strategic Plan. "Reposition" represents strategic hold properties to which we intend to add value through lease-up, development and/or redevelopment. "Non-Core" represents properties that are no longer a strategic fit, properties in submarkets where we do not have asset concentration or operating efficiencies and/or properties where we believe we have maximized value.

(3)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting estimated operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases. This amount differs from Cash NOI due to items such as rent abatement, unreimbursed expenses, non-recurring revenues and expenses, differences in leased vs. occupied space, and timing differences related to tenant activity.

(4)	CBD refers to the Central Business District and NoMa refers to North of Massachusetts Avenue.

(5)
Redland Corporate Center II & III (520 and 530 Gaither Road) was acquired November 2010. Redland Corporate Center I (540 Gaither Road) was acquired in October 2013, and is currently fully occupied by Health and Human Services whose lease will expire on 3/22/2017. The three buildings are collectively referred to as Redland Corporate Center.

Business Park / Industrial Properties (unaudited)

Property(1)	Buildings	Location	Strategic Category(2)	Square Feet	Annualized Cash Basis Rent(3)	% Leased	% Occupied	Average Base Rent per Square Foot(3)

Maryland
Ammendale Business Park(4)	7	Beltsville	Non-Core	312,846	$4,030,174	89.8%	89.8%	$14.35
Gateway 270 West	6	Clarksburg	Non-Core	252,295	3,170,925	92.9%	90.4%	13.53
Snowden Center	5	Columbia	Strategic Hold	145,267	2,280,820	99.1%	97.7%	15.85
Total / Weighted Average	18			710,408	$9,481,920	92.8%	91.6%	$14.39

Northern Virginia
Plaza 500(5)	2	Alexandria	Non-Core	500,955	4,826,469	91.4%	86.7%	10.54
Sterling Park Business Center(6)	7	Sterling	Non-Core	471,487	4,328,837	92.5%	92.5%	9.93
Total / Weighted Average	9			972,442	$9,155,306	91.9%	89.5%	$10.24

Southern Virginia
Battlefield Corporate Center	1	Chesapeake	Strategic Hold	96,720	$844,152	100.0%	100.0%	$8.73
Crossways Commerce Center(7)	9	Chesapeake	Strategic Hold	1,082,461	12,054,100	97.0%	97.0%	11.48
Greenbrier Business Park(8)	4	Chesapeake	Strategic Hold	411,237	4,318,885	91.0%	89.6%	11.53
Norfolk Commerce Park(9)	3	Norfolk	Non-Core	261,674	2,653,399	96.1%	96.1%	10.55
Total / Weighted Average	17			1,852,092	$19,870,536	95.7%	95.4%	$11.21

Total / Weighted Average	44			3,534,942	$38,507,762	94.1%	93.0%	$11.58

Strategic Category(2)
Strategic Hold	19			1,735,685	$19,497,957	95.9%	95.5%	$11.71
Reposition	0			—	—	NA	NA	NA
Non-Core	25			1,799,257	19,009,805	92.3%	90.6%	11.45
Total / Weighted Average	44			3,534,942	$38,507,762	94.1%	93.0%	$11.58

Unconsolidated Joint Ventures
Rivers Park I and II	6	Columbia - MD		307,984	$3,197,632	70.0%	70.0%	$14.84

(1)	Does not include space undergoing substantial development or redevelopment.

(2)
"Strategic Category" reflects management's categorization of the property based on the Strategic Plan. "Strategic Hold" represents properties that are highly aligned with the Strategic Plan. "Reposition" represents strategic hold properties to which we intend to add value through lease-up, development and/or redevelopment. "Non-Core" represents properties that are no longer a strategic fit, properties in submarkets where we do not have asset concentration or operating efficiencies and/or properties where we believe we have maximized value.

(3)
Annualized cash basis rent at the end of the quarter, which is calculated as the contractual rent due under the terms of the lease, without taking into account rent abatements, is reflected on a triple-net equivalent basis, by deducting estimated operating expense reimbursements that are included, along with base rent, in the contractual payments of our full service leases. This amount differs from Cash NOI due to items such as rent abatement, unreimbursed expenses, non-recurring revenues and expenses, differences in leased vs. occupied space, and timing differences related to tenant activity.

(4)	Ammendale Business Park consists of Ammendale Commerce Center and Indian Creek Court.

(5)	Plaza 500 is classified as an Industrial property.

(6)	Sterling Park Business Center consists of 22370/22400/22446/22455 Davis Drive and 403/405/22560 Glenn Drive.

(7)
Crossways Commerce Center consists of the Coast Guard Building, Crossways Commerce Center I, Crossways Commerce Center II, Crossways Commerce Center IV, Crossways I, Crossways II, and 1434 Crossways Boulevard.

(8)	Greenbrier Business Park consists of Greenbrier Technology Center I, Greenbrier Technology Center II and Greenbrier Circle Corporate Center.

(9)	Norfolk Commerce Park consists of Norfolk Business Center, Norfolk Commerce Park II and Gateway II.

Management Statements on Non-GAAP Supplemental Measures

Investors and analysts following the real estate industry utilize FFO, net operating income ("NOI"), earnings before interest, taxes, depreciation and amortization ("EBITDA") and adjusted funds from operations ("AFFO"), variously defined, as supplemental performance measures.
We believe NOI, Same Property NOI, EBITDA, FFO, Core FFO and AFFO are appropriate measures given their wide use by and relevance to investors and analysts. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation/amortization of real estate assets. NOI provides a measure of rental operations and does not factor in depreciation/amortization and non-property specific expenses such as general and administrative expenses. EBITDA provides a further tool to evaluate the ability to incur and service debt and to fund dividends and other cash needs. AFFO provides a further tool to evaluate the ability to fund dividends. In addition, FFO, NOI, EBITDA and AFFO are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

NOI
We believe net operating income (“NOI”) is a useful measure of our property operating performance. We define NOI as property revenues (rental, and tenant reimbursements and other revenues) less property operating expenses (property operating, and real estate taxes and insurance expenses). Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs.

Since NOI excludes general and administrative expenses, interest expense, depreciation and amortization, gains and losses from property dispositions, discontinued operations and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. We use NOI to evaluate our operating performance since NOI allows us to evaluate the impact that factors such as occupancy levels, lease structure, lease rates and tenant base have on our results, margins and returns. In addition, we believe that NOI provides useful information to the investment community about our property and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of property performance in the real estate industry. However, NOI should not be viewed as a measure of our overall financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties. Our NOI calculations are reconciled to net (loss) income in this release.
On our Net Asset Value Analysis page, we provide a Total Portfolio In-Place Cash NOI figure, which is our total revenues, less property operating expenses, real estate taxes and insurance expenses, straight-line rents and the amortization of lease incentives, rent abatements and deferred market rents. We also, adjust for properties that were sold or classified as held-for-sale at the end of the current period, and did not have their operating results classified as held-for-sale for the period presented. The presentation on our Net Asset Value Analysis page reconciles our total revenues, less property operating expenses, and real estate taxes and insurance expenses, which all can be derived from our consolidated statement of operations for the current quarter, to Total Portfolio In-Place Cash NOI. However, Total Portfolio In-Place Cash NOI is not indicative of future results and should not be used in place of net income calculated in accordance with GAAP.

SAME PROPERTY NOI
Same Property NOI, defined as property revenues (rental and tenant reimbursements and other revenues) less property operating expenses (real estate taxes, property operating and insurance expenses) from the consolidated properties owned by us and in-service for the entirety of the periods presented, is a primary performance measure we use to assess the results of operations at our properties. Same Property NOI is a non-GAAP measure. As an indication of our operating performance, Same Property NOI should not be considered an alternative to net income calculated in accordance with GAAP. A reconciliation of our Same Property NOI to operating income from our consolidated statements of operations is presented. The Same Property NOI results exclude the collection of termination fees, as these items vary significantly period-over-period, thus impacting trends and comparability. Also, Same Property NOI includes a normalized management fee percentage in lieu of an administrative overhead allocation for comparative purposes. We eliminate depreciation and amortization expense, which are property level expenses, in computing Same Property NOI as these are non-cash expenses that are based on historical cost accounting assumptions and management believes these expenses do not offer the investor significant insight into the operations of the property. This presentation allows management and investors to determine whether growth or declines in net operating income are a result of increases or decreases in property operations or the acquisition or disposition of additional properties. While this presentation provides useful information to management and investors, the results should be read in conjunction with the results from the consolidated statements of operations to provide a complete depiction of our total performance.

EBITDA
We believe EBITDA is a useful measure of our operating performance. EBITDA is defined as earnings before interest, taxes, depreciation and amortization.
We consider EBITDA to be an appropriate supplemental performance measure since it represents earnings prior to the impact of depreciation, amortization, gain (loss) from property dispositions and gains or losses on retirement of debt. This calculation facilitates the review of income from operations without considering the effect of non-cash depreciation and amortization or the cost of debt.

FFO
FFO, which is a non-GAAP measure used by many investors and analysts that follow the public real estate industry, represents net income (computed in accordance with GAAP), excluding gains (losses) on sales of rental property and impairments of rental property, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. We also exclude from our FFO calculation, the impact related to third parties from our consolidated joint venture. FFO available to common shareholders is calculated as FFO less accumulated dividends on our preferred shares for the applicable periods presented.

We consider FFO and FFO available to common shareholders useful measures of performance for an equity REIT as they facilitate an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assume that the value of rental property diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, we believe that FFO provides a meaningful indication of our performance. We also consider FFO an appropriate supplemental performance measure given its wide use by investors and analysts. We compute FFO in accordance with standards established by NAREIT, which may differ from the methodology for calculating FFO, or similarly titled measures, utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO does not represent amounts available for our discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. Our methodology for computing FFO adds back noncontrolling interests in the income from our Operating Partnership in determining FFO. We believe this is appropriate as common Operating Partnership units are presented on an as-converted, one-for-one basis for shares of stock in determining FFO per diluted share.

Management Statements on Non-GAAP Supplemental Measures

Our presentation of FFO in accordance with NAREIT’s definition should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity.

CORE FFO
We believe that the computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the results provided by our operating portfolio and affect the comparability of our period-over-period performance. These items include, but are not limited to, gains and losses on the retirement of debt, legal costs associated with the informal SEC inquiry, personnel separation costs, contingent consideration charges, acceleration of deferred abatement and straight-line amortization, gains on the receipt of yield maintenance payments from the prepayment of a note receivable and acquisition costs. Core FFO is presented less accumulated dividends on our preferred shares for all the periods presented.

Our presentation of Core FFO should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity. Our FFO and Core FFO calculations are reconciled to net income (loss) in our Consolidated Statements of Operations included in this release.

AFFO
We believe AFFO is a useful measure for comparative purposes to other REITs. We compute AFFO by adding to FFO equity based compensation expense and the non-cash amortization of deferred financing costs and non-real estate depreciation, and then subtracting cash paid for any non-First Generation tenant improvements, leasing commissions, and recurring capital expenditures, and eliminating the net effect of straight-line rents, deferred market rent and debt fair value amortization.
First generation costs include tenant improvements, leasing commissions and capital expenditures that were taken into consideration when underwriting the purchase of a property or incurred to bring the property to operating standard for its intended use. We also exclude development and redevelopment related expenditures. AFFO provides an additional perspective on our ability to fund cash needs and make distributions to shareholders by adjusting for the effect of these non-cash items included in FFO, as well as recurring capital expenditures and leasing costs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.